Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement Nos. 33-72130, 33-58362, 333-3846, 333-35215, 333-40634, 333-50330 and
333-75134 of Genta Incorporated on Form S-3 and Registration Statement Nos. 33-85887, 333-94181, 333-101022 of Genta Incorporated on Form S-8 or our report dated February 13, 2003 (except Note 21, as to which the date is March 17, 2003) with respect to the consolidated financial statements of Genta Incorporated and subsidiaries, appearing in the Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 31, 2003